Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

OFFER TO EXCHANGE

4% GUARANTEED SENIOR NOTES DUE 2010,

4.95% GUARANTEED SENIOR NOTES DUE 2014, AND

6% GUARANTEED SENIOR NOTES DUE 2034

OF

TELECOM ITALIA CAPITAL

UNCONDITIONALLY GUARANTEED BY

TELECOM ITALIA S.p.A.

PURSUANT TO THE PROSPECTUS, DATED [•], 2005, OF TELECOM ITALIA CAPITAL AND TELECOM ITALIA S.p.A. (THE “PROSPECTUS”).

This form or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) of Telecom Italia Capital, a société anonyme organized under the laws of Luxembourg (“Telecom Italia Capital”), made pursuant to the Prospectus, if certificates for the outstanding 4% Guaranteed Senior Notes due 2010—(Common Codes: 020253835 and 020253851; CUSIP Nos.: 87927VAG3 and T92762AD4; ISIN Nos.: US87927VAG32 and UST92762AD47) (the “Outstanding 2010 Notes”), 4.95% Guaranteed Senior Notes due 2014—(Common Codes: 020253908 and 020253932; CUSIP Nos.: 87927VAH1 and T92762AE2; ISIN Nos.: US87927VAH15 and UST92762AE20) (the “Outstanding 2014 Notes”), and 6% Guaranteed Senior Notes due 2034—(Common Codes: 020253983 and 020254041; CUSIP Nos. 87927VAJ7 and T92762AF9; ISIN Nos. US87927VAJ70 and UST92762AF94) (the “Outstanding 2034 Notes” and, together with the Outstanding 2010 Notes and Outstanding 2014 Notes, the “Outstanding Notes”) are not immediately available or if such certificates and all other required documents cannot be delivered on or prior to the Expiration Date or if the procedure for book-entry transfer cannot be completed on a timely basis or any other documents required by the Letter of Transmittal cannot be delivered to JPMorgan Chase Bank, N.A. (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer at the applicable address set forth below. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent at the applicable address and facsimile number set forth below. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prospectus.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON [•], 2005, UNLESS THE OFFER IS EXTENDED (THE

“EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M.,

NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

JPMORGAN CHASE BANK, N.A.

By Registered or Certified Mail:	By Overnight Delivery:	By Hand:

JPMorgan Chase Bank, N.A. Institutional Trust Services P.O. Box 2320 Dallas, TX 75221-2320 Attn: Frank Ivins Personal & Confidential	JPMorgan Chase Bank, N.A. Institutional Trust Services 2001 Bryan Street 9th Floor Dallas, TX 75201 Attn: Frank Ivins Personal & Confidential	JPMorgan Chase Bank, N.A. Institutional Trust Services Window 4 New York Plaza, 1st Floor New York, NY 10004-2413

By Overnight Delivery or by Hand:

J.P. Morgan Bank Luxembourg S.A.

6 route de Trèves,

L-2633 Senningerberg

(Municipality of Niederanven)

Luxembourg

To Confirm by Telephone or for Information Call: (800) 275-2046	By Facsimile Transmission (for Eligible Institutions Only) (214) 468-6494

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies	and Gentlemen:

The undersigned hereby tenders to Telecom Italia Capital, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which are hereby acknowledged, and which together constitute the offer (the “Exchange Offer”) from Telecom Italia Capital to exchange its Outstanding 2010 Notes, Outstanding 2014 Notes and Outstanding 2034 Notes for a like aggregate principal amount of Exchange Notes of the same denomination, the principal amount of Outstanding 2010 Notes, Outstanding 2014 Notes or Outstanding 2034 Notes set forth below pursuant to the guaranteed delivery procedures described in the Prospectus and the Letter of Transmittal.

The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on [•], 2005, unless extended by Telecom Italia Capital or Telecom Italia S.p.A. With respect to the Exchange Offer, “Expiration Date” means 5:00 p.m., New York City time, on [•], 2005, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by either Telecom Italia Capital or Telecom Italia S.p.A.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

HOLDERS WHO WISH TO TENDER MORE THAN ONE SERIES OF NOTES USING THIS NOTICE OF GUARANTEED DELIVERY SHOULD COMPLETE SEPARATE NOTICES FOR EACH OF THE OUTSTANDING 2010 NOTES, OUTSTANDING 2014 NOTES AND OUTSTANDING 2034 NOTES, AS APPLICABLE.

SIGNATURES

Signature of Owner

Signature of Owner (if more than one)

Date:

This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear on certificates for the Outstanding Notes, as the case may be, or on a security position listing as the owner of the Outstanding Notes, as the case may be, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information. Holders that wish to tender more than one series of Outstanding Notes using this Notice of Guaranteed Delivery should complete separate Notices of Guaranteed Delivery for each series.

Name(s):

(Please print)

Address:

(Include Zip Code)

Area Code and Telephone No:

Capacity (full title), if signing in a representative capacity:

Taxpayer Identification or Social Security No:

Principal amount of Outstanding 2010 Notes Exchanged:

Principal amount of Outstanding 2014 Notes Exchanged:

Principal amount of Outstanding 2034 Notes Exchanged:

Certificate Nos. of Outstanding 2010 Notes (if available):

Certificate Nos. of Outstanding 2014 Notes (if available):

Certificate Nos. of Outstanding 2034 Notes (if available):

IF OUTSTANDING NOTES WILL BE DELIVERED BY BOOK-ENTRY TRANSFER, PROVIDE THE DEPOSITORY TRUST COMPANY (“DTC” OR THE “BOOK-ENTRY TRANSFER FACILITY”) ACCOUNT NO:

Account No. for Outstanding 2010 Notes (if applicable):

Account No. for Outstanding 2014 Notes (if applicable):

Account No. for Outstanding 2034 Notes (if applicable):

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “Eligible Institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the certificates representing the principal amount of Outstanding Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the Book-Entry Transfer Facility pursuant to the procedures set forth in “Terms of the Exchange Offer—Guaranteed Delivery Procedure” section of the Prospectus, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantee and any other documents required by such letter of transmittal, will be received by the Exchange Agent at the applicable address set forth above, no later than 5:00 p.m., New York City time, on the fifth business day following the Expiration Date.

Name of Firm:

Address:

(Include Zip code)

Area Code and Telephone No:

(Authorized Signature)

Name:

(Please Print)

Title:

Date:

NOTE: DO NOT SEND OUTSTANDING NOTE CERTIFICATES WITH THIS FORM. CERTIFICATES FOR OUTSTANDING NOTES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY.

A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at the applicable address set forth above prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holder of the Outstanding Notes and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered or certified mail properly insured, with return receipt requested, is recommended. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal.

2. SIGNATURES OF THIS NOTICE OF GUARANTEED DELIVERY.

If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signature must correspond with the name(s) written on the face of the Outstanding Notes, as the case may be, without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of a Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Outstanding Notes, the signature must correspond with the name shown on the security position listing as the owner of the Outstanding Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Outstanding Notes listed or a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Outstanding Notes, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Outstanding Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility’s security position listing, as the case may be.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by Telecom Italia Capital, evidence satisfactory to Telecom Italia Capital of its authority to so act must be submitted with the Letter of Transmittal.

3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the applicable address set forth above. Holders of Outstanding Notes may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.